BEACON AUTO PARTS COMPANY

             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994 AND 1993 TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Beacon Auto Parts Company:

We have audited the accompanying balance sheets of Beacon Auto Parts Company (a Delaware corporation) as of December 31, 1994 and 1993, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beacon Auto Parts Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
  March 31, 1995

                        BEACON AUTO PARTS COMPANY
                              BALANCE SHEETS
                        DECEMBER 31, 1994 AND 1993

                             (NOTES 1 AND 2)

ASSETS
                                                       1994              1993
CURRENT ASSETS:

 Cash                                           $    152,931     $    104,880

 Accounts receivable, less allowance for
  uncollectible accounts of $80,000 and
  $60,000 in 1994 and 1993, respectively           1,504,722        1,186,337

 Inventories, net of LIFO reserve of
  approximately $1,029,000 and $1,012,000
  in 1994 and 1993, respectively                   7,439,123        6,927,114

 Prepaid expenses and other current assets
    (Note 5)                                         227,569           74,632
                                                   ---------        ---------
              Total current assets                 9,324,345        8,292,963
                                                   ---------        ---------
PROPERTY AND EQUIPMENT, at cost:
 Land                                                887,879          595,319
 Building and improvements                         3,133,416        2,681,263
 Furniture, fixtures and office equipment          2,065,086        1,863,867
 Shop equipment                                      359,594          358,374
 Motor vehicles                                      591,429          489,558
                                                    ---------        ---------
                                                    7,037,404        5,988,381
 Less - Accumulated depreciation                   (2,153,876)      (1,784,904)
                                                    ---------        ---------
              Net property and equipment            4,883,528        4,203,477
                                                    ---------        ---------

OTHER ASSETS:
 Notes receivable from shareholders (Note 5)          964,631          964,631

 Deferred debt issuance costs and other
  noncurrent assets, net of accumulated
  amortization of $29,441 and $19,063 in
  1994 and 1993, respectively                         52,735           63,113
                                                  ----------       ----------
                                                $ 15,225,239     $ 13,524,184
                                                  ==========       ==========




  The accompanying notes are an integral part of these financial statements.

                        BEACON AUTO PARTS COMPANY
                              BALANCE SHEETS
                        DECEMBER 31, 1994 AND 1993

                             (NOTES 1 AND 2)

LIABILITIES AND SHAREHOLDERS' EQUITY

                                                      1994              1993

CURRENT LIABILITIES:
 Current portion of long-term debt (Note 2)     $    864,135     $    826,458
 Accounts payable                                  1,726,346        2,379,330
 Accrued liabilities                               1,649,311        1,124,580
                                                   ---------        ---------
              Total current liabilities            4,239,792        4,330,368
                                                   ---------        ---------

LONG-TERM DEBT, less current portion (Note 2)      7,647,933        6,613,060

COMMITMENTS (Notes 3 and 4)

SHAREHOLDERS' EQUITY:
 Common stock, par value $0.10 per share-
  Authorized, 2,000 shares Issued, 2,000 shares          200              200
  Paid-in capital                                    501,465          501,465
  Retained earnings                                2,866,456        2,109,698
  Less - Treasury shares, 76 shares at cost          (30,607)         (30,607)
                                                   ---------        ---------
              Total shareholders' equity           3,337,514        2,580,756
                                                   ---------        ---------

                                                $ 15,225,239     $ 13,524,184
                                                  ==========       ==========


















  The accompanying notes are an integral part of these financial statements.

                            BEACON AUTO PARTS COMPANY

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                (Notes 1 and 2)

                                                 1994                 1993

NET SALES                                   $ 27,724,845         $ 24,287,206

COST OF GOODS SOLD                            16,497,358           14,434,095
                                              ----------           ----------
              Gross profit                    11,227,487            9,853,111

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                      9,441,947            8,588,873
                                              ----------           ----------
              Income from operations           1,785,540            1,264,238

INTEREST EXPENSE, net                            530,355              459,966
                                              ----------           ----------

NET INCOME                                  $  1,255,185         $    804,272
                                              ==========           ==========


























 The accompanying notes are an integral part of these financial statements.

                                       BEACON AUTO PARTS COMPANY

                                   STATEMENTS OF SHAREHOLDERS' EQUITY

                               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                            (Notes 1 and 2)

                                Common Stock                                                   Total
                                         Par     Paid-In   Retained    Treasury Stock       Shareholders
                               Shares   Value    Capital   Earnings    Shares    Amount        Equity


BALANCE, DECEMBER 31, 1992      2,000    $200   $501,465  $1,531,662     76    $(30,607)     $2,002,720

  Distributions                    -       -          -     (226,236)     -          -         (226,236)
  Net income                       -       -          -      804,272      -          -          804,272
                                -----     ---    -------   ---------     --      ------       ---------

BALANCE, DECEMBER 31, 1993      2,000     200    501,465   2,109,698     76     (30,607)      2,580,756

  Distributions                    -       -          -     (498,427)     -          -         (498,427)
  Net income                       -       -          -    1,255,185      -          -        1,255,185
                                -----     ---    -------   ---------     --      ------       ---------

BALANCE, DECEMBER 31, 1994      2,000     200   $501,465  $2,866,456     76    $(30,607)     $3,337,514
                                =====     ===    =======   =========     ==      ======       =========


























 The accompanying notes are an integral part of these financial statements.

                           BEACON AUTO PARTS COMPANY

                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (Notes 1 and 2)

                                                 1994                 1993

CASH WAS PROVIDED BY (USED FOR):
OPERATIONS:
 Net income                                 $ 1,255,185          $   804,272
 Adjustments to reconcile net income
  to cash provided by operations -
   Depreciation and amortization                493,471              512,637
 Net cash provided by operations
  before changes in working capital items     1,748,656            1,316,909
 Working capital items-
  Accounts receivable                          (318,385)            (172,370)
  Inventories                                  (512,009)            (324,883)
  Prepaid expenses and other current assets    (152,937)             (37,262)
  Accounts payable                             (652,984)             861,116
  Accrued liabilities                           524,731               79,505
                                              ---------            ---------
 Net cash (used for) provided by
  working capital items                      (1,111,584)             406,106
                                              ---------            ---------

 Net cash provided by operations                637,072            1,723,015
                                              ---------            ---------
INVESTING ACTIVITIES:
 Purchases of property and equipment, net    (1,163,144)            (381,789)
 Payments in exchange for notes receivable
  from shareholders (Note 5)                                        (964,631)
                                              ---------            ---------
 Net cash used for investing activities      (1,163,144)          (1,346,420)
                                              ---------            ---------
FINANCING ACTIVITIES:
 Dividends paid                                (498,427)            (226,236)
 Long-term debt borrowings                      540,000
 Payments on long-term debt                    (852,450)            (824,861)
 Net change in revolving line of credit       1,385,000              675,000
 Organization, deferred financing costs
  and other noncurrent assets                                        (10,000)
                                              ---------             --------
 Net cash provided by (used for)
  financing activities                          574,123             (386,097)
                                              ---------             --------
NET INCREASE (DECREASE) IN CASH                  48,051               (9,502)

CASH, beginning of year                         104,880              114,382
                                              ---------             --------
CASH, end of year                           $   152,931          $   104,880
                                              =========             ========
The accompanying notes are an integral part of these financial statements.

                           BEACON AUTO PARTS COMPANY

                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (Notes 1 and 2)

                                                 1994                 1993

SUPPLEMENTAL DATA:

 Cash payments for interest expense        $   585,000          $   503,000
                                               =======              =======


 The accompanying notes are an integral part of these financial statements.

                           BEACON AUTO PARTS COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993

1.  OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Beacon Auto Parts Copmany (the Company) owns and operates a chain of retail and wholesale automobile parts and accessories stores in Southwestern Pennsylvania. The Company grants credit to wholesale customers based on management's assessment of their creditworthiness. Credit is not normally granted to retail customers.

The accompanying financial statements reflect the application of the following significant accounting policies:

Inventories

Inventories consist primarily of purchased automotive parts and accessories held for resale and are stated at the lower of last-in, first-out (LIFO) cost or market. The excess of current costs over inventories determined on the LIFO basis was approximately $1,029,000 and $1,012,000 as of December 31, 1994 and 1993, respectively.

Depreciation

The Company uses the straight-line method to provide for depreciation in amounts which allocate property and equipment over their estimated useful lives, as follows:

          Classification                         Estimated Useful Lives


     Building and improvements                       31.5-39.5 years
     Furniture, fixtures and office equipment              3-5 years
     Shop equipment                                          5 years
     Motor vehicles                                        3-5 years

Amortization

The Company is amortizing deferred debt issuance costs using the straight-line method over periods ranging from 3 to 15 years.

Income Taxes

The shareholders of the Company have elected for it to be taxed as an S Corporation. Accordingly, the Company's taxable income is reported on the individual income tax returns of its shareholders and no federal or state income tax is included in the financial statements of the Company.

The Company makes distributions to shareholders in connection with the shareholders' payment of individual income taxes attributable to their proportionate shares of the Company's taxable income.

2.  LONG-TERM DEBT:

Long-term debt consists of the following:

                                                        1994         1993

  Term loan with a bank, with interest at
  prime, due in monthly installments of $4,000
  through December 1996, $5,250 from January 1997
  through December 2001, and $6,620 from January
  2002 through December 2006.  This debt is
  secured by a first mortgage on certain land,
  building and improvements of the Company.       $   807,712   $   851,800

  Pennsylvania Industrial Development
  Authority note payable, with interest at 5%,
  due in monthly principal and interest
  installments of $5,109 through December 2006.
  This debt is secured by a second mortgage on
  certain land, building and improvements of the
  Company and the personal guaranty of the
  majority shareholder.                               552,338       585,129

  Mortgage note payable, with interest at 7-3/4%
  through January 31, 2001, and prime plus 3/4%
  for the remaining period, due in monthly
  installments of $3,000 through February 1, 2004.
  This note is secured by the related property.       510,000          -

  Term loan with a bank, with interest at prime,
  due in monthly installments of $1,192, with a
  balloon payment of $72,652 due on September 15,
  1999.  This debt is secured by a substantial
  portion of the Company's assets.                    140,596       154,900

  Term loan with a bank, with interst at prime,
  due in monthly installments of $8,350 from
  January 1993 through December 1, 1997.  This
  debt is secured by a substantial portion of the
  Company's assets.                                   499,600       599,800

  Mortgage note payable, with interest at prime
  plus 1%, subject to a minimum of 8% and a
  maximum of 14%, due in monthly installments
  of $1,511 through March 1, 2007.  This note is
  secured by the related property.                    222,133       240,267

  Mortgage note payable, with interest at prime
  plus 1%, subject to a minimum of 8% and a
  maximum of 14%, due in monthly installments of
  $2,222 through October 1, 2007.  This note is
  secured by the related property.                    342,222       368,889

                                                        1994         1993

  Mortgage note payable, with interest at prime
  plus 1%, subject to a minimum of 8% and a
  maximum of 14%, due in monthly installments of
  $467 through December 1, 2007.  This note is
  secured by the related property.                     72,800        78,400

  Mortgage note payable, with interest at prime
  plus 1%, subject to a minimum of 8% and a
  maximum of 14%, due in monthly installments of
  $889 through December 1, 2007.  This note is
  secured by the related property.                    138,667       149,333

  Revolving credit agreement borrowings
  (see below).                                      3,506,000     2,121,000

  Subordinated notes due Seller (see below).        1,720,000     2,290,000
                                                    ---------     ---------
                                                    8,512,068     7,439,518
  Less - Current portion of long-term debt.           864,135       826,458
                                                    ---------     ---------
                                                  $ 7,647,933   $ 6,613,060
                                                    =========     =========

The Company has a revolving credit agreement with a bank which provides for borrowings of up to $5,000,000 through March 31, 1997. Borrowings under the revolving credit agreement bear interest at the prime rate, payable monthly, and are subject to certain limitations based on the level of eligible accounts receivable and inventories, as defined. Borrowings under the revolving credit agreement are secured by substantially all of the Company's assets and the personal guaranty of its majority shareholder.

Among other requirements and restricitions, the provisions of the revolving credit and term loan agreements require the Company to maintain certain levels of tangible net worth and ratios of current assets to current liabilities, total liabilities to tangible net worth and operating income to interest expense, all as defined, and restrict the annual capital expenditures and distributions to shareholders that may be made.

The subordinated notes bear interest at the prime rate, subject to a minimum of 7% and a maximum of 11%, payable quarterly, with the principal balance due in annual installments of $570,000 from April 11, 1991, through April 11, 1996, with a final payment of $580,000 due on April 11, 1997.

The scheduled annual principal payments of long-term debt are as follows:

                Year                                  Amount

                1995                              $   864,135
                1996                                  865,900
                1997                                4,597,656
                1998                                  214,406
                1999                                  285,529
                Thereafter                          1,684,442
                                                    ---------
                Total                             $ 8,512,068
                                                    =========

3.  EMPLOYEE BENEFIT PLAN:

The Company maintains a qualified defined contribution profit-sharing plan covering substantially all full-time employees. Contributions to the plan are made at the discretion of the Company's Board of Directors and were approximately $223,000 for fiscal 1994 and $212,000 for fiscal 1993.

4.  COMMITMENTS:

The Company rents certain facilities under operating leases with approximate minimum rentals due as follows:

               Year                                  Amount

               1995                               $   328,538
               1996                                   283,141
               1997                                   239,855
               1998                                   175,317
               1999                                   119,401
               Thereafter                              37,174
                                                    ---------
               Total                              $ 1,183,426
                                                    =========

Rental expense was approximately $348,000 for fiscal 1994 and $395,000 for fiscal 1993.

5.  RELATED PARTY TRANSACTIONS:

In June 1993, several minority shareholders sold their shares to the remaining shareholders and their dependents. The purchasing shareholders financed this purchase by borrowing the necessary cash from the Company in
exchange for demand notes payable to the Company.   The notes bear interest
at prime plus 1% and are callable upon demand. Since the Company has no definitive plans to call these notes, they are classified as a noncurrent asset in the accompanying balance sheets. The Company has advanced $88,000 to the majority shareholder for income taxes related to his interest in the Company in exchange for a note receivable. This note is included with prepaid expenses and other current assets in the accompanying balance sheet as of December 31, 1994.

The Company leases certain land and buildings from BAP Realty, L.P.
(BAP Realty). Current shareholders of the Company own a similar interest in BAP Realty. The future commitment under the lease with BAP Realty as of 0December 31, 1994, is included above with other operating leases and is summarized as follows:

            Year                                  Amount

            1995                                     $ 19,512
            1996                                       19,512
            1997                                       19,512
            1998                                        5,420
                                                       ------
            Total                                    $ 63,956
                                                       ======